EXHIBIT 10.70

DISPOSAL AGREEMENT

               THIS DISPOSAL AGREEMENT ("Agreement") is made as of May 8, 1998, by and between CITY MANAGEMENT CORPORATION, a Michigan corporation ("City"), and USL CITY ENVIRONMENTAL, INC., a Michigan corporation ("Liquids").

                              W I T N E S S E T H:

               WHEREAS, Liquids operates a hazardous and non-hazardous commercial liquid waste transportation, treatment, processing and disposal business in the Detroit, Michigan area (the "Business") and, in connection therewith, disposes of certain non-hazardous sludge materials resulting from such treatment and processing;

               WHEREAS, on the date hereof, Liquids has acquired certain assets of City to be used in connection with the Business (the "Acquisition");

               WHEREAS, as part of the Acquisition, Liquids has agreed to dispose of Acceptable Material (hereinafter defined) at one or more mutually agreeable Detroit area landfills operated by City or its affiliates on the terms and conditions set forth herein;

               NOW, THEREFORE, in consideration of the mutual benefits to be derived from the Agreement and of the representations, warranties, covenants, conditions and provisions hereinafter set forth, the parties hereto hereby agree as follows:

               1. DISPOSAL. Pursuant to the terms and conditions of this Agreement, during the Term (hereinafter defined), Liquids shall dispose of all of its Acceptable Material at one or more Detroit area landfills from time to time designated by City and acceptable to Liquids in its reasonable business judgment, and City agrees to accept for disposal all Acceptable Material delivered to such landfill by Liquids; provided, however, that City shall have the right to reject any material which City determines does not constitute Acceptable Material. City and Liquids agree that Carleton Farms and Pinetree Acres (together, the "Landfills") shall be the initial designated landfills and that such landfills shall continue to be the designated landfill unless and until another landfill is agreed to in writing by Liquids and City.

               2. TERM. The term ("Term") of this Agreement shall commence on the date hereof and continue for a term of twenty years, unless sooner terminated as provided herein.

               3. DISPOSAL PRICE. (a) The disposal price for each cubic yard of Acceptable Material delivered by Liquids to the
Landfills shall be as follows:
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           YEAR                 CUBIC YARDS PER YEAR          RATE
           ----                 --------------------          ----

    1 through 5                 first 120,000 cu/yd.          $45.50 per cu/yd.
    1 through 5                 120,001 cu/yd. and up         $ 8.00 per cu/yd.
    6 through 20                all cubic yards               $ 8.00 per cu/yd.

               (b) PRICE INCREASE FOR CPI INDEX. For purposes of this Agreement,
        (a) $45.50 shall be the "Premium Rate", and (b) $8.00 shall be the "Base Rate." The Base Rate and only that portion of the Premium Rate equivalent to the Base Rate shall escalate annually on each January 1st during the Term by an amount equal to the increase in the CPI Index which results from comparing the CPI same for All Urban Consumers as of May 1, 1998 with the same CPI Index for each succeeding May 1st.

               (c) ADJUSTMENT TO PRICE. In the event that during the Term of this Agreement there is levied upon the operations of the Landfills any extraordinary tax, assessment or charge by any governmental authority or there occurs any substantial change in regulatory requirements related to the operation of the Landfills and having general applicability to the waste disposal business which includes the Landfills (but not related to any action, omission or condition of City), which tax assessment or charge increases in a material manner City's annual cost to operate the Landfills over City's cost of operations of the Landfills for the immediately preceding calendar year (in each case, an "Extraordinary Levy"), such amounts shall be added to the disposal price to be paid by Liquids hereunder on a pro rata basis reflecting the proportion of the volume of Acceptable Material delivered by Liquids hereunder to the total volume of Acceptable Material received by the Landfills during a like period, subject to subparagraph (d) below.

               (d) NOTICE OF EXTRAORDINARY LEVIES. City shall notify Liquids of any price increase for Extraordinary Levies at least 30 days in advance of the effective date thereof (except in the case of Extraordinary Levies where City has received less than 30 days notice in which case the necessary advance notice period to Liquids shall be the same length as that which was received by City).

               4. PAYMENT. City shall issue a ticket to each Liquids vehicle delivering Acceptable Material to one of the Landfills, which ticket shall show the date, vehicle number and quantity of Acceptable Material to establish charges. On a monthly basis, City shall send Liquids a statement of charges. Liquids agrees to pay all charges due and owing hereunder to City on or before the 30th day following the date of receipt of a statement of charges.

               5.     TITLE.

               (a) TITLE. Title to the Acceptable Material delivered by Liquids shall pass to City at the time the Acceptable Material is removed from the transporting vehicles and

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        accepted by City as Acceptable Material at the designated working face of one of the Landfills, and all risk and responsibility for such Acceptable Material, including liability for any release or threatened release thereof, under any federal, state or local environmental law, shall thereafter rest with City. Title to and all risks and responsibilities for material which does not conform to the definition of Acceptable Material hereunder shall remain with Liquids and shall not be deemed to pass to City whether or not disposed of at the Landfills.

               (b) SURVIVAL. The obligations set forth in this Section 5 shall survive the performance and termination of this Agreement.

               6. UNACCEPTABLE WASTE. Liquids agrees that it will not dispose of at the Landfills any Hazardous Waste (hereinafter defined) or any other material which is not Acceptable Material. If Liquids delivers to the Landfills any material which does not conform to the definition of Acceptable Material under this Agreement and to the requirements of any applicable governmental law, regulation, rule or order, then (in addition to City's other remedies pursuant hereto or available at law or in equity), if City notifies Liquids of the delivery of such nonconforming materials, which notice shall be made promptly upon City's determination of such nonconformity, Liquids shall promptly make available at the Landfills a vehicle suitable for transporting such nonconforming material, shall promptly load such nonconforming material onto the vehicle and shall promptly remove such nonconforming material from the Landfills, all at Liquids's expense. Liquids shall reimburse City for any reasonable and necessary costs incurred by City in connection with the removal of non-conforming material.

               7. REPRESENTATIONS AND WARRANTIES OF CITY. City represents and warrants that at the date hereof:

               (a) ORGANIZATION. City is duly organized, validly existing and in good standing under the laws of the State of Michigan, it has all right, power and authority to operate the Landfills and to carry on its business as contemplated by this Agreement in the State of Michigan, and it has all requisite power and authority to execute and perform this Agreement.

               (b) OPERATION OF LANDFILLS. City or its affiliates are the lawful owner of the Landfills, and have obtained or have lawful rights to use all federal, state and local licenses, permits and approvals, all agreements relating to such licenses, permits and approvals to operate the Landfills as currently operated and as contemplated by this Agreement and are currently operating in material compliance with all applicable federal, state and local laws, ordinances, requirements, orders, directives, rules and regulations applicable to the Landfills.

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The parties agree that the foregoing representations and warranties shall survive the termination of this Agreement for a period of two years.

               8. REPRESENTATIONS AND WARRANTIES OF LIQUIDS. Liquids represents and warrants that at the date hereof:

               (a) ORGANIZATION. Liquids is duly organized, validly existing and in good standing under the laws of the State of Michigan, it has all right, power and authority to carry on its business as now conducted and as contemplated by this Agreement in the State of Michigan, and it has all requisite power and authority to execute and perform this Agreement.

               (b) OPERATION. Liquids has obtained all required state licenses, permits and approvals to deliver the Acceptable Material to the Landfills as contemplated hereunder, and it is currently operating in material compliance with all such licenses, permits and approvals.

The parties agree that the foregoing representations and warranties shall survive the termination of this Agreement for a period of two years.

               9.     COVENANTS.

               (a)    COVENANTS OF CITY.  City covenants that:

                      (i) At all times during the Term of this Agreement, City
               shall cause the Landfills to be operated in material compliance with all required federal, state and local licenses, permits and approvals and all federal, state and local laws, ordinances, requirements, orders, directives, rules and regulations.

                   (ii) The current operating hours for the Landfills are from
               ____ a.m. to ____ p.m., Mondays through Fridays and from ____ a.m. to ____ p.m. on Saturdays, excluding holidays. If the foregoing operating hours at the Landfills shall be expanded or restricted, then City shall cause the Landfills to be open for operation and acceptance of Acceptable Material from Liquids during such expanded or reduced hours.

               (b) COVENANTS OF LIQUIDS. Liquids covenants that:

                      (i) Liquids acknowledges the right of City to make, change and enforce reasonable rules and regulations regarding the disposal of Acceptable Material at the Landfills. Liquids covenants to abide by such rules and regulations as established from time to time upon receipt of notice of such rules and regulations.

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               10.    INDEMNIFICATION.

               (a) INDEMNIFICATION BY CITY. City agrees to indemnify and hold harmless Liquids and its subsidiaries and affiliates, and their respective directors, officers, agents and employees (the "Liquids Indemnified Parties") from and against any and all liabilities, losses, damages, costs, expenses and disbursements, including reasonable legal fees and expenses, arising out of any claim or loss of or damage to property and injuries to or death of any persons, including any Liquids Indemnified Parties, environmental response costs caused (i) by the breach of any term, covenant, agreement or undertaking herein of City,
        (ii) by the negligence or willful misconduct of City; or (iii) by the release or threatened release of any Acceptable Materials delivered by Liquids to City.

               (b) INDEMNIFICATION BY LIQUIDS. Liquids agrees to indemnify and hold harmless City and its subsidiaries and affiliates, and their respective directors, officers, agents and employees (the "City Indemnified Parties") from and against any and all liabilities, losses, damages, costs, expenses and disbursements, including reasonable legal fees and expenses, arising out of any claim or loss of or damage to property and injuries to or death of any persons, including any City Indemnified Parties, caused (i) by the breach of any term, covenant, agreement or undertaking herein of Liquids, or (ii) by the negligence or willful misconduct of Liquids.

               11.    TERMINATION.

               (a) TERMINATION BY LIQUIDS. Liquids shall have the right to terminate this Agreement in the event of the occurrence and continuance of any of the following:

                      (i) The material breach by City of any of the terms,
               conditions or provisions of this Agreement, which breach is not cured within 30 days after notice from Liquids of same is given to City; provided, however, that if the nature of the breach is such that more than 30 days are required for its cure, then Liquids shall not be entitled to terminate this Agreement with respect to such breach if City commences said cure within such 30 day period and thereafter diligently prosecutes same to completion;

                   (ii) The commencement of any voluntary or involuntary
               bankruptcy or insolvency proceedings against City or if reorganization proceedings are commenced against City or any such other party under any state or federal debtor relief statutes; provided that any such proceedings are not dismissed within 90 days after being instituted;

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                  (iii) The existence and continuation of an event of Force
               Majeure (hereinafter defined) for more than 90 days;

                   (iv) The enactment, adoption, promulgation, amendment or
               modification, after the date hereof, of any federal, state or local law, regulation, ordinance, code, rule or similar legislation, existing as of the date hereof, which results in the illegality or impossibility of the performance by Liquids of its rights or obligations as provided herein; including, without limitation, the implementation directly, or indirectly through licensing or similar requirements or otherwise, of flow control or other restrictions, conditions, charges or assessments on the movement of Acceptable Material outside the geographical borders of the governmental entity where generated; or

                      (v) The order, final action, injunction and/or judgment of any federal, state or local court, administrative agency or governmental body with appropriate jurisdiction which results in the illegality or impossibility of the performance by Liquids of its rights or obligations as provided herein; provided that such order,judgment, final action or injunction shall not be the result of the willful or negligent action or inaction of Liquids. For purposes of this provision, neither the contesting in good faith of any such order or judgment, nor the failure to so contest shall constitute or be construed as a willful or negligent action or inaction.

               (b) TERMINATION BY CITY. City shall have the right to terminate this Agreement in the event of the occurrence and continuation of any of the following:

                      (i) The failure of Liquids to comply with any payment
               obligation under this Agreement within 30 days of the due date for each such payment;

                   (ii) The material breach by Liquids of any of the terms,
               conditions or provisions of this Agreement, which breach is not cured within 30 days after notice from City of same is given to Liquids; provided, however, that if the nature of said breach is such that more than 30 days are required for its cure, then City shall not be entitled to terminate this Agreement with respect to such breach if Liquids commences said cure within such 30 day period and thereafter diligently prosecutes same to completion within 90 days after such notice;

                  (iii) The existence and continuation of an event of Force
               Majeure for more than 90 days;

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                   (iv) The commencement of any voluntary or involuntary
               bankruptcy or insolvency proceedings against Liquids, or if reorganization proceedings against Liquids are commenced under any state or federal debtor relief statute; provided that any such proceedings are not dismissed within 90 days after being instituted; or

                      (v) The enactment, adoption, promulgation, amendment or
               modification, after the date hereof, of any federal, state or local law, regulation, ordinance, code, rule or similar legislation, existing as of the date hereof, which results in the illegality or impossibility of the performance by City of its rights or obligations as provided herein; including, without limitation, the implementation directly, or indirectly through licensing or similar requirements or otherwise, or other restrictions, conditions, changes or assessments on the movement of Acceptable Material outside the geographical borders of the governmental entity where generated; or

                      (vi) The order, final action, injunction and/or judgment
               of any federal, state or local court, administrative agency or governmental body with appropriate jurisdiction which results in the illegality or impossibility of performance by City of its rights or obligations as provided herein; provided that such order, judgment, final action or injunction shall not be the result of the unlawful or negligent action or inaction of City. For purposes of this provision, neither the contesting in good faith of any such order or judgment, nor the failure to so contest shall constitute or be construed as an unlawful or negligent action or inaction.

               (c) EFFECT OF TERMINATION. Termination of this Agreement shall not result in the termination of any obligation of any party hereunder that has accrued at the time of termination, and in no event shall the termination of this Agreement operate to excuse any obligation of any party for breach of a representation or warranty under this Agreement or failure to perform under the indemnity provisions of this Agreement, all of which provisions shall survive any termination of the Agreement by any party hereto.

               12.    CERTAIN DEFINITIONS.  For purposes of this
Agreement, the following terms shall have the meanings set forth below:

               (a) "Acceptable Material" means any non-hazardous waste generated from a wastewater treatment plant or water supply treatment plant which are parts of the Business; provided, however, Acceptable Material shall not include:

                      (i)    Hazardous Waste, as herein defined; or

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                   (ii) any waste material which is required by any governmental authority or by its general nature to be handled or disposed of other than in accordance with the Landfills' normal disposal and fill operating procedures as existing on the date hereof or as amended from time to time; or

                  (iii) waste material which does not conform to the description of waste materials which the Landfills are permitted to dispose of under their permits, or operating license, and other applicable requirements.

               (b) "Hazardous Waste" means all waste defined as such in 42 USC ss.6921, in MCLA 324.11103(3) or in the associated regulations as amended from time to time.

               13.    MISCELLANEOUS.

               (a) CONFIDENTIALITY. Each party hereto agrees that the terms of this Agreement are confidential and each party agrees not to disclose the terms hereof to any other person or entity whatsoever, nor to allow any of its employees, directors, agents, contractors or other persons within such party's control to so disclose, except if required to do so by law. The violation of this provision shall be deemed to be a material breach of this Agreement entitling the aggrieved party to terminate this Agreement immediately without any grace period which may otherwise be set forth herein for a breach of this Agreement.

               (b) NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, by overnight courier, by facsimile transmission or by certified or registered United States mail, return receipt requested, with proper postage prepaid as follows:

                             (i)    To Liquids:

                                    U S Liquids Inc.
                                    411 N. Sam Houston Parkway East
                                    Suite 400
                                    Houston, TX 77060
                                    ATTN: David Turkal

                             with a copy to:

                                    U S Liquids Inc.
                                    411 N. Sam Houston Parkway East
                                    Suite 400
                                    Houston, TX 77060
                                    ATTN: W. Gregory Orr

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                          (ii)      If to City:

                                    USA Waste Services, Inc.
                                    1001 Fannin Street,
                                    Suite 4000
                                    Houston, TX 77002
                                    Attn: General Counsel

                             with a copy to:

                                    USA Waste Services, Inc.
                                    Park West Two
                                    Suite 420
                                    2000 Cliff Mine Rd.
                                    Pittsburgh, PA 15275
                                    ATTN:  Regional Vice President

        or to such other address as the parties listed immediately above shall have last designated by notice to the other listed parties. Any notice given by personal delivery or facsimile transmission shall be deemed to have been delivered on the date of the receipt of such delivery or transmission at the address set forth above (or such other address designated pursuant hereto) and any notice given by United States mail shall be deemed to have been delivered in the United States postal system. Notice in writing may be given by a method other than as described above and such notice shall be deemed delivered on the date actually received.

               (c) RELATIONSHIP OF PARTIES. This Agreement shall not in any manner be construed so as to create the relationship of principal and agent or of partnership or joint venture or of any associate between Liquids and City. The parties hereto agree to act as independent contractors, and, as such, except as otherwise specifically set forth in this Agreement, each party shall be liable for its own business operation, insurance, taxes, licenses, permits, expenses, and all other liabilities.

               (d) ASSIGNMENT. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their permitted successors and assigns.

               (e) SEVERABILITY; REMEDIES CUMULATIVE. If any term, covenant, condition or provision of this Agreement or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. No right, remedy or

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        election give by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all rights, remedies and elections available at law or in equity.

               (f) FORCE MAJEURE. No party shall be liable, for its failure to perform any of its obligations hereunder nor shall it be deemed a default under this Agreement if a party fails to perform any of its obligations hereunder, in any case in which such failure is caused directly or indirectly by an event of Force Majeure; except that the failure to pay money when due shall not be excused as a result of the effect of this Section. For purposes of this Agreement, "Force Majeure" shall mean any act of God; flood; fire; explosion; storm; strike; lockout; war; insurrection; riot; the order or judgment or other act of any federal or state court, administrative agency or governmental office or body which adversely affects the obligations of either party hereunder; the denial, loss, suspension, expiration, termination or failure of renewal of any permit, license or other governmental approval required to operate the Landfills; the adoption or change (including a change in interpretation) of any law, rule or regulation adversely affecting the obligations of either party hereunder; breakage or accidents to machinery or equipment; or delays in obtaining, or reductions or shortages, of supplies, materials, equipment, fuel, or soil or other cover material, necessary to City's performance hereunder.

               (g) NUMBER, GENDER AND HEADINGS. Wherever herein used, the singular number shall include the plural and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context shall require. The headings used herein are for reference and convenience only and shall not enter into the interpretation hereof.

               (h) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

               (i) AMENDMENT AND WAIVER. This Agreement shall not be altered, modified or otherwise amended except by a writing executed by the party against who the modified or amended term or provision is sought to be enforced. Any failure on the part of any party to this Agreement at any time to require the performance by any other party to this Agreement at any time to require the performance by any other party of any term or provision hereof, even if known, shall in no way affect the right thereafter to enforce the same (except that no party may enforce any rights arising from a breach of this Agreement, which breach has been cured), nor shall it be taken or held to be a waiver of any succeeding breach.

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               (j)    GOVERNING LAW.  This Agreement shall be construed in
        accordance with, and governed by, the laws of the State of Michigan.

               (k) TIME OF THE ESSENCE. Time is of the essence of this Agreement.

               (l) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior agreement, representation or understanding with respect thereto.

               IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered under seal by the duly authorized officers of each such party, all as of the day and year first above written.

                                                   CITY MANAGEMENT CORPORATION

                                                   By:__________________________
                                                   Its:_________________________

                                                   USL CITY ENVIRONMENTAL, INC.

                                                   By:__________________________
                                                   Its:_________________________


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